                                                                     EXHIBIT 4.1

                                                                    G REIT, Inc.


                          COMMON STOCK, $.01 PAR VALUE

                           SEE LEGEND ON REVERSE SIDE


                                     [NAME]
This is to Certify that ___________________________________ is the owner of

  [NO OF SHARES] (___) ************************************
___________________________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate property endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated  [DATE]


 Secretary                                                President

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        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



  TEN COM       -as tenants in common                UNIF TRANSFERS MIN ACT-......Custodian...

  TEN ENT       -as tenants by the entireties        under Uniform Transfers to Minors
                                                     Act...............................
  JT TEN        -as joint tenants with right of                   (State)
                survivorship and not as tenants
                in common
                Additional abbreviations may also be used though not in the above list

For value received-------- hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
   ASSIGNEE)

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------------------------------------------------------------------------- Shares
represented by the within Certificate, and do hereby irrevocable constitute and appoint
----------------------------------------------------------------------- Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

        Dated---------------------   --------
                 In presence of

                                     -------------------------------------------
----------------------------------

        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


"The shares of [Common or Preferred] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and for certain other purposes under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such class or series of Preferred Stock, (iii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially own shares of Equity Stock that would result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (v) Constructively Own shares of Equity Stock that would cause the Company to Constructively Own 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (vi) Beneficially Own shares of Equity Stock that would result in 25% or more of any class of the Equity Stock being Beneficially Owned by one or more ERISA Investors. Any person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Company in writing. If the restrictions above are violated, the shares of [Common or Preferred] Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Share-in-Trust. All capitalized terms in this legend have the meanings defined in the Company's Articles of Incorporation, as the same may be further amended and restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."